EXHIBIT 99.4

Offer to Exchange

Shares of Unregistered Common Stock

of

DIANA CONTAINERSHIPS INC.

for

Shares of Registered Common Stock

of

DIANA CONTAINERSHIPS INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM,

NEW YORK CITY TIME,                     , 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED.

                    , 2010

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                     , 2010 (the “Prospectus”), and a related Letter of Transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the “Exchange Offer”) in connection with the offer by Diana Containerships Inc., a Marshall Islands corporation (the “Company”), to exchange unregistered shares of its common stock, par value $0.01 per share (“Shares”), for registered shares of its common stock, par value $0.01, upon the terms and subject to the conditions set forth in the Prospectus. We are (or our nominee is) the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer.

Your attention is invited to the following:

1. The Offer is being made for an aggregate of 2,558,997 common shares previously sold in a private offering for new registered shares.

2. The Exchange Offer and withdrawal rights will expire at 5:00 PM, New York City time, , 2010, unless the Exchange Offer is extended.

3. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of Shares in the Exchange Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Exchange Offer.

The Exchange Offer is being made solely by the Prospectus and the related Letter of Transmittal and is being made to holders of Shares. The Company is not aware of any jurisdiction where the making of the Exchange Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of Shares pursuant thereto, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort, the Company cannot comply with such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of the Company by one or more registered brokers, dealers or agents licensed under the laws of such jurisdiction.

Instructions with Respect to the Offer to Exchange

Shares of Unregistered Common Stock

of

DIANA CONTAINERSHIPS INC.

for

Shares of Registered Common Stock

of

DIANA CONTAINERSHIPS INC.

The undersigned acknowledge(s) receipt of this letter and the enclosed Prospectus, dated                     , 2010, and the related Letter of Transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the “Exchange Offer”) in connection with the offer by Diana Containerships Inc., a Marshall Islands corporation (the “Company”), to exchange unregistered shares of its common stock, par value $0.01 per share (“Shares”) for registered shares of its common stock, par value $0.01.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer.

Dated:                     , 2010

Number of Shares To Be Tendered: Shares[1]
SIGN HERE

Signature(s)

Please type or print names(s)

Please type or print address

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

1	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

3